UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On August 19, 2021, CorEnergy Infrastructure Trust, Inc. (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) and Articles of Amendment (“Amendment”) with the Department of Assessments and Taxation of the State of Maryland (“SDAT”), which Articles Supplementary and Amendment were effective on filing. The Articles Supplementary classify an additional 86,100 authorized but unissued shares of the Company’s common stock, par value $0.001 per share, as Class B Common Stock (the “Class B Common Stock”). After giving effect to the Articles Supplementary, the Company is authorized to issue 11,896,100 shares of Class B Common Stock, which includes the issuance of 683,761 shares of Class B Common Stock in connection with the Company’s previously disclosed internalization of its external manager on July 6, 2021 and the reservation of the remaining shares of Class B Common Stock issuable on the potential exchange of Class A-2 Units and Class A-3 Units of Crimson Midstream Holdings LLC (“Crimson”) following approval of the California Public Utility Commission to the acquisition of Crimson.

The additional shares of Class B Common Stock classified have identical terms to the shares of Class B Common Stock previously provided for by the Articles Supplementary filed by the Company with SDAT and filed as Exhibit 3.7 to the Company’s Current Report on Form 8-K filed on February 10, 2021, subject to the effect of the Amendment as described below.

The Amendment revises the rights of holders of Class B Common Stock to receive dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, following the Amendment the holders of the Class B Common Stock will be entitled to receive dividends to the extent authorized by the Company’s Board of Directors and declared by the Company. That formula, as originally set forth in the Class B Common Articles Supplementary as filed on February 4, 2021 and described in the Company’s Form 8-K filed February 10, 2021, was modified by the Amendment filed such that, for each fiscal quarter of the Company beginning with the fiscal quarter ending June 30, 2021 through and including the fiscal quarter ending March 30, 2024, the shares of Class B Common Stock will be entitled to receive dividends (“Class B Dividends”) in any quarter at the discretion of the Company’s Board of Directors equal to the quotient of (i) difference of (A) cash available for distribution (“CAFD”) of the most recently completed quarter and (B) 1.25 multiplied by the base dividend established for the Common Stock as set forth in the Class B Common Articles Supplementary, divided by (ii) shares of Class B Common Stock issued and outstanding multiplied by 1.25. In no event will the Class B Dividend per share be greater than the dividends per share authorized by the Board of Directors and declared with respect to the Common Stock. As is the case for the Company’s Common Stock, Class B Dividends are not cumulative.

The current holders of the Class B Common Stock unanimously approved the changes to the rights of the holders of the Class B Common Stock to receive dividends as reflected in the Amendment filed with the SDAT on August 19, 2021.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which id filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

Exhibit No.	Description
3.1	Articles Supplementary for Class B Common Stock filed August 19, 2021.
3.2	Articles of Amendment for Class B Common Stock filed August 19, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: August 25, 2021	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary